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                                 EXHIBIT 23

                     CONSENT OF DILLON, READ & CO. INC.

     Dillon, Read & Co., Inc. hereby consents to the filing of its opinion, dated May 12, 1994, as Annex B to the Supplement, dated May 12, 1994 (the "Supplement"), to the Proxy Statement/Prospectus, dated April 5, 1994 of Fortune Bancorp, Inc. and AmSouth Bancorporation, and to the reference to this firm under the caption "Opinion of Financial Advisor" in the Supplement.



                                      /s/ Danforth W. Starr
                                      ---------------------
                                      Dillon, Read, & Co. Inc.